Exhibit (11) - Statement Re: Computation of Earnings Per Share and
                  Pro Forma Earnings Per Share (1999)

                                                     Three Months Ended
                                                         June 30,
                                                       1999           1998
                                              --------------  -------------
   Average number of shares outstanding           8,989,930      8,385,882
                                              ============== =============
   Net loss                                   $  (3,216,000)  $ (2,549,000)

   Less:  cumulative dividend on
     redeemable preferred stock               $    (168,000)  $   (222,000)
                                              --------------  -------------
   Loss applicable to common shares           $  (3,384,000)  $ (2,771,000)
                                              ==============  =============

   Net loss per share                         $       (0.38)  $      (0.33)
                                              ==============  =============